UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

DUPONT FABROS TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

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DuPont Fabros Technology, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet • Go to www.envisionreports.com/DFT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Notice of Annual Meeting of Stockholders

Important Notice Regarding the Availability of Proxy Materials for the

DuPont Fabros Technology, Inc. Annual Meeting of Stockholders to be Held on June 12, 2017

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders are available on the Internet. Follow the instructions below to view the proxy materials and vote online or request a copy of the proxy materials. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of Annual Meeting, Proxy Statement and our Annual Report to Stockholders are available at:

www.envisionreports.com/DFT

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view the proxy materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/DFT to view the proxy materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future proxy materials.

Obtaining a Copy of the Proxy Materials — If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 30, 2017 to facilitate timely delivery.

Notice of Annual Meeting of Stockholders

DuPont Fabros Technology, Inc.’s Annual Meeting of Stockholders will be held on June 12, 2017 at Market Square North, 401 9th Street NW, 10th Floor, Washington DC 20004 at 9:00 a.m. Eastern Time.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of Eight Directors: Michael A. Coke, Lammot J. du Pont, Thomas D. Eckert, Christopher P. Eldredge, Frederic V. Malek, Mary M. Styer, John T. Roberts, Jr., and John H. Toole.
2.	Vote on an amendment to the Articles of Incorporation to allow stockholders to amend the Bylaws.
3.	Vote to approve the amendment and restatement of the 2011 Equity Incentive Plan.
4.	Advisory vote on executive compensation (say-on-pay).
6.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.

The Board of Directors recommends that you vote for the “1 YEAR” option for Proposal 5:

5.	Advisory vote on the frequency of say-on pay votes.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. Our proxy statement contains instructions as to how you may vote your shares via the Internet, by telephone, by mail or by attending the Annual Meeting and voting in person. The proxy statement also contains instructions about attending the Annual Meeting, including how you may obtain directions to the Annual Meeting, which you should review if you plan to attend the meeting in person.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email by following the instructions below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting proxy materials.

Internet - Go to www.envisionreports.com/DFT. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone - Call us free of charge at 1-866-641-4276 and follow the instructions to order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy of materials for future meetings.

Email - Send an email to investorvote@computershare.com with “Proxy Materials DuPont Fabros Technology, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy of materials for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 30, 2017.